Exhibit 99.1

Milestone Pharmaceuticals Announces Proposed Public Offering

MONTREAL, Quebec and CHARLOTTE, N.C., July 11, 2025 (GLOBE NEWSWIRE) -- Milestone® Pharmaceuticals Inc. (“Milestone”) (Nasdaq: MIST) today announced that it has commenced an underwritten public offering (the “Offering”) of its common shares, accompanying Series A warrants to purchase common shares (the “Series A Warrants”) and accompanying Series B warrants to purchase common shares (the “Series B Warrants”), and, in lieu of common shares to certain investors that so choose, pre-funded warrants to purchase common shares, accompanying Series A Warrants and accompanying Series B warrants. All securities to be sold in the Offering will be sold by Milestone. The Offering is subject to market and other conditions and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the Offering.

Milestone intends to use the net proceeds from the Offering, together with existing cash and cash equivalents, to fund the clinical development and commercial launch of etripamil in its lead indication of paroxysmal supraventricular tachycardia (PSVT), as well as for working capital and other general corporate purposes.

TD Cowen, Piper Sandler & Co. and Wells Fargo Securities are acting as joint book-running managers for the Offering. H.C. Wainwright & Co. is acting as lead manager for the Offering.

The securities described above are being offered by Milestone pursuant to a shelf registration statement on Form S-3 (File No. 333-283162), including a base prospectus, that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 22, 2024. The Offering is being made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement related to the Offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. A copy of the preliminary prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained, when available, from: TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at 855-495-9846, or by email at TD.ECM_Prospectus@tdsecurities.com; Piper Sandler, Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at (800) 747-3924, or by email at prospectus@psc.com; and Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, or by telephone at 800-645-3751 (option #5), or by email at WFScustomerservice@wellsfargo.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Milestone Pharmaceuticals

Milestone Pharmaceuticals Inc. (Nasdaq: MIST) is a biopharmaceutical company developing and commercializing innovative cardiovascular medicines to benefit people living with certain heart conditions. Milestone recently submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for etripamil for treatment of an abnormal heart rhythm, paroxysmal supraventricular tachycardia or PSVT.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “continue,” “could,” “demonstrate,” “designed,” “develop,” “estimate,” “expect,” “may,” “pending,” “plan,” “potential,” “progress,” “will”, “intend” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this press release include statements, among others, regarding: the proposed Offering, including the anticipated terms of the Offering and the completion of the Offering on the anticipated terms, or at all, and Milestone’s intended use of proceeds from the Offering, if any. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, market and other financial conditions; satisfaction of customary closing conditions related to the Offering; whether our future interactions with the FDA, including with regard of the new drug application for etripamil for PSVT, will have satisfactory outcomes; uncertainties related to the timing of initiation, enrollment, completion, evaluation and results of our clinical trials; risks and uncertainty related to the complexity inherent in cleaning, verifying and analyzing trial data; and whether the clinical trials will validate the safety and efficacy of etripamil for PSVT or other indications, among others, general economic, political, and market conditions, including deteriorating market conditions due to investor concerns regarding inflation, Russian hostilities in Ukraine and ongoing disputes in Israel and Gaza and overall fluctuations in the financial markets in the United States and abroad, risks related to pandemics and public health emergencies, and risks related the sufficiency of Milestone’s capital resources and its ability to raise additional capital in the current economic climate. These and other risks are set forth in Milestone’s filings with the U.S. Securities and Exchange Commission (SEC), including in its annual report on Form 10-K for the year ended December 31, 2024 and its quarterly report on Form 10-Q for the three months ended March 31, 2025, in each case under the caption “Risk Factors,” as such discussion may be updated from time to time by subsequent filings Milestone may make with the SEC. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact

Investor Relations

Kevin Gardner, kgardner@lifesciadvisors.com